UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2008

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue South, Suite 400
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2008, Metropolitan Health Networks, Inc. (the “Company”) announced that Dan McCarthy, interim President of the company’s Medicare Advantage plan, METCARE Health Plans, Inc., had agreed to join New York-based Healthfirst as Chief Operating Officer. McCarthy initially contracted with METCARE in March 2007 and was charged with reorganizing the health plan’s operations, enhancing the organization’s managed care knowledge and developing a structure that enables the HMO to take advantage of the operations of Metropolitan’s core PSN business.

As planned, the health plan’s operations are being integrated into Metropolitan’s core business. Jose Guethon, MD, President of the company’s PSN business and Robert Sabo, Metropolitan’s Chief Financial Officer, will assume senior management responsibilities for the health plan. They will continue to report to Michael Earley, Metropolitan’s Chairman and CEO.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2008

METROPOLITAN HEALTH NETWORKS, INC.

	By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel